Exhibit 99.1

ProMIS Neurosciences Announces Private Placement Financing

$3 million private financing plus an additional $9 million of proceeds due to exercise of warrants, for gross proceeds of approximately $12.0 million

TORONTO, Ontario and CAMBRIDGE, Massachusetts – July 28, 2025 – ProMIS Neurosciences, Inc. (Nasdaq: PMN), a clinical-stage biotechnology company committed to discovery and development of therapeutic antibodies targeting toxic misfolded proteins in neurodegenerative diseases, such as Alzhiemer’s disease (AD), amyotrophic lateral sclerosis (ALS) and Parkinson’s disease (PD), today announced that it has entered into a purchase agreement (the “Purchase Agreement”) with existing institutional and accredited investors to issue and sell an aggregate of approximately $3.0 million of warrants (the “Warrants”). The Warrants were sold at a price of $0.1875 per share through a private investment in public equity (“PIPE”) financing.

The Warrants have an exercise price of $1.25 per Warrant Share, are immediately exercisable and will expire five years from the date of initial issuance.

The PIPE financing included participation from existing institutional investors, including Ally Bridge Group.

ProMIS anticipates the gross proceeds from the PIPE financing to be approximately $3.0 million, before deducting fees and other offering expenses payable by the Company. In conjunction with the proceeds from the exercise of existing warrants, the total gross proceeds to the Company inclusive of the PIPE Offering will be approximately $12.0 million. The PIPE financing is expected to close on July 29, 2025, subject to customary closing conditions.

Proceeds from the PIPE financing are expected to be used to advance the clinical development of PMN310, ProMIS’ lead therapeutic candidate, as well as for working capital and other general corporate expenses.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. ProMIS Neurosciences has agreed to file a registration statement with the SEC registering the resale of the Common Shares issuable upon the exercise of the Warrants issued in the PIPE financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or other jurisdiction.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences is a clinical-stage biotechnology company committed to the discovery and development of therapeutic antibodies selective for toxic oligomers associated with the development and progression of neurodegenerative and other misfolded protein diseases. The Company’s proprietary target discovery engine, EpiSelect™, predicts novel targets known as Disease Specific Epitopes (DSEs) on the molecular surface of misfolded proteins that cause neurodegenerative and other misfolded protein diseases, including Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), multiple system atrophy (MSA), and Parkinson’s Disease (PD). ProMIS has offices in Cambridge, Massachusetts (USA) and Toronto, Ontario (CAN).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, ”forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “excited to”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, ”is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the expected timing for the closing of the PIPE financing and the anticipated use of proceeds from the PIPE financing. Statements containing forward-looking information are not historical facts but instead represent management’s current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the risk that clinical results or early results may not be indicative of future results, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent filings filed with the United States Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. For further information:

Please submit media inquiries to info@promisneurosciences.com

For Investor Relations, please contact:
Kaytee Bock Zafereo
katherine.bock@promisneurosciences.com